SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") is made and entered into as of September 1, 2012 by and between SIERRA PACIFIC INDUSTRIES, a California corporation ("Lessor"), and LAIDLAW SUSANVILLE BIOPOWER, LLC (formerly known as Henri Susanville, LLC), a California limited liability company ("Lessee"). Unless otherwise defined herein, all capitalized terms used in this Second Amendment shall have the definitions ascribed to them in the Lease (as defined below).

RECITALS:

WHEREAS, Lessor and Renegy Susanville, LLC ("Renegy"), entered into that certain Lease dated January 31, 2008 (the "Lease"), pursuant to which Renegy leased the ground (the "Premises") on which is located a biomass power plant (the "Plant") for the purpose of operating such Plant, all as more particularly described in the Lease;

WHEREAS, Renegy sold the Plant to Lessee and assigned, with Lessor's consent, the Lease to Lessee, such Lease having been amended by that certain First Amendment to Lease dated on or about November 9, 2011 (the "First Amendment"), executed by Lessor and Lessee; and

WHEREAS Lessor and Lessee desire to further amend the Lease to extend the Term of the Lease by two (2) years, reduce the size of the Premises and reduce the amount of monthly rent.

TERMS OF AMENDMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.          Extension of Term. Lessor and Lessee agree that the Term is hereby extended by two (2) years, with the Lease now expiring on January 30, 2015.

2.          Premises Reduction. The Premises originally described in the Lease as Exhibit A shall be deleted and replaced with the new Exhibit A attached to this second amendment. The Premises shall be reduced from forty (40) acres in the original Lease to twenty (20) acres by this amendment.

3.          Rent. Pursuant to Section 3 of the original Lease dated January 31, 2008 and Section 1 of the First Amendment dated November 2, 2011, the rent, commencing on September 1, 2012, will be an amount equal to $625 per acre on the revised twenty acres for a total monthly rent of $12,500.00. In the event Lessee validly exercises its option to purchase certain real property described in attached Exhibit A under the terms and conditions of the Option Agreement, Lessee shall not be credited at the closing of such purchase with any amount of the monthly rental payments made on and after September 1, 2012.

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4.                    Effect of Second Amendment. Except as otherwise amended herein, Lessor and Lessee agree that the Lease is hereby affirmed and continues in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as amended by the First Amendment and this Second Amendment.

IN WITNESS WHEREOF, each party has caused this Second Amendment to Lease to he executed by its duly authorized representative as of the date first written above.

LESSOR:	LESSEE:

SIERRA PACIFIC INDUSTRIES,	LAIDLAW SUSANVILLE BIOPOWER,
a California corporation	LLC. a California limited liability company
By
Name: M D Emmerson	Name: Michael Bartoszek
Its: Chief Finance Officer	Its: President

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EXHIBIT A

SITE MAP

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